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                                                                      EXHIBIT 12





                                OPTION AGREEMENT


         This Option Agreement (this "Agreement") is made as of this 23rd day of April, 1996, between Boston Chicken, Inc., a Delaware corporation ("BCI") and Anthony Wedo ("Grantee").

         1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, BCI hereby grants to Grantee the right and option (the "Option") to purchase from BCI 174.08 shares of common stock, $.01 par value per share, of Einstein Bros. Bagels, Inc. ("EBBI") (the "Option Shares"), which number of Option Shares may be adjusted pursuant to Section 9 below.

         2. EXERCISE PRICE. The purchase price for each Option Share shall be $1,436.14 per share (the "Exercise Price").

         3. VESTING. Subject to termination of the Option as provided herein, the Option may be exercised, at any time and from time to time on or after April 23, 1997 but such Option shall not be exercisable for more than a percentage of the aggregate number of Option Shares in accordance with the following schedule:

                                                                   Cumulative
            Date                                                   Percentage
            ----                                                   ----------
    On or after April 23, 1997 to April 22, 1998                   up to 10%

    April 23, 1998 to April 22, 1999                               up to 30%

    April 23, 1999 to April 22, 2000                               up to 60%

    April 23, 2000 to April 22, 2001                               up to 100%


         4. PROCEDURE FOR EXERCISE. If Grantee elects to exercise the Option, Grantee shall deliver to BCI: (i) a notice of exercise (the "Exercise Notice") in the form set forth on Exhibit A attached hereto, and (ii) full payment of the Exercise Price for the Option Shares to be purchased. The date on which the Exercise Notice and the Exercise Price for the Option Shares to be purchased are received by BCI is referred to herein as the "Exercise Date." As soon as practicable after the Exercise Date, BCI will deliver to Grantee one or more properly executed EBBI stock certificates, in the name of Grantee, evidencing the Option Shares so purchased, subject to appropriate restrictive legends.

         5. PAYMENT OF EXERCISE PRICE. The Exercise Price shall be paid by Grantee by delivery of a certified check drawn on any state or national bank or savings and loan association.

         6. PARTIAL EXERCISE. One or more partial exercises of the Option shall be permitted from time to time.
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         7.      EXPIRATION. The Option and this Agreement shall expire and become void upon the earlier of five (5) years from the date hereof or at such time as Grantee is no longer an employee of BCI, or a subsidiary or area developer of BCI, regardless of the cause for such termination; provided, however, that the Option and this Agreement shall not terminate and the Option shall accelerate and immediately become 100% vested in the event of Grantee's death or permanent disability during his employment with BCI, or a subsidiary or area developer of BCI.

         8. RESTRICTIONS ON OPTION AND OPTION SHARES. The Option shall be exercisable only by Grantee. The Option may not be sold, pledged, assigned or otherwise transferred without the prior written consent of BCI in its sole discretion. Any purported transfer or transaction in violation of this Section
8. shall be null and void ab initio.

         9. ADJUSTMENTS. In the event of any change in the number of shares of common stock of EBBI outstanding by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, sale by EBBI of all or part of its assets, distribution to shareholders of EBBI other than a normal cash dividend, or other extraordinary or unusual event occurring after the date hereof and prior to exercise of the Option in full, the number and kind of shares of common stock of EBBI or other property for which the Option may then be exercised and the Exercise Price per Option Share shall be adjusted so as to reflect such change.

         10. NO RIGHTS AS A STOCKHOLDER. Unless and until a certificate or certificates representing such Option Shares of common stock of EBBI shall have been issued to Grantee, Grantee shall not be or have any of the rights or privileges of a stockholder of EBBI with respect to shares of common stock of EBBI acquirable upon exercise of the Option.

         11. TAX WITHHOLDING. As a condition to any exercise of the Option, BCI shall require Grantee to deposit with BCI such federal and state income, employment and other taxes, if any, as may be required to be withheld under applicable law. Such withholding shall be paid in cash.

         12. TAX CONSEQUENCES. Grantee is solely responsible for learning, understanding, and accepting the tax consequences to him of the receipt and exercise of the Option and the disposition of the Option Shares.

         13. INVESTMENT REPRESENTATIONS. Grantee, as a condition to this Agreement and the exercise of the Option, represents and warrants that the Option and the Option Shares have been and will be acquired for its own account and not with a view to the resale or other distribution thereof. Grantee further represents that he is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended, that he has made all inquires concerning the Option and the Option Shares, he deems appropriate, and has received satisfactory responses to such inquires. Grantee understands that the Option and the Option Shares have not been and will not be registered under the Securities Act of 1933 and, therefore, cannot be sold or transferred unless either they are subsequently registered under such Act (as well as under any applicable state securities laws) or an exemption from such registration is available.


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

         14. GOVERNING LAW. THE PARTIES INTEND THIS AGREEMENT TO BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO. If the scope of any provision contained herein is too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law. If any provision of this Agreement shall be construed to be illegal or invalid, the legality or validity of any other provision hereof shall not be affected thereby, and any illegal or invalid provision of this Agreement shall be severable, and all other provisions shall remain in full force and effect.

         15. AMENDMENT. This Agreement, and each section hereof, may be amended only in writing, signed by the party against whom enforcement of any such amended provision is sought.

         16. HEADINGS. Any headings of sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement nor are they to be used in its interpretation.

         17. COUNTERPARTS. This Agreement may be executed in several counterparts; each such counterpart shall be considered as an original agreement and all such executed counterparts shall constitute an Agreement.

         18. NOTICES. Any notice, request, instruction, or other document required to be given under this Agreement by either party to the other shall be in writing and delivered in person or by courier, or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged) as follows:

                          To BCI:

                                General Counsel
                                Boston Chicken, Inc.
                                14103 Denver West Parkway
                                Golden, Colorado  80401
                                Facsimile:  (303) 384-5339

                          To Grantee:

                                Anthony Wedo
                                14103 Denver West Parkway
                                Golden, Colorado  80401
                                Facsimile:  (303) 384-5339

Notices sent for next day delivery by Federal Express or other reliable courier shall


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be deemed given the next business day after sending, notices transmitted by fax or personally delivered shall be deemed given when so transmitted or delivered, respectively, and notices sent by certified or registered mail shall be deemed given on the fifth business day after sending.

         19. SUCCESSORS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors.

         20. ENTIRE AGREEMENT. This Agreement and exhibits hereto contain the entire agreement of the parties hereto with respect to the transactions and relationships contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


BOSTON  CHICKEN, INC.



BY: /s/ DONALD J. BINGLE                /s/ ANTHONY WEDO
   ---------------------------------    -----------------------------------
TITLE:   VICE PRESIDENT                 ANTHONY WEDO



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                                   EXHIBIT A

                                EXERCISE NOTICE


                                                               _________________
                                                                      Date

Boston Chicken, Inc.
14103 Denver West Parkway
Golden, Colorado 80401

Attention:  General Counsel

Dear Sir:

         I wish to exercise the option granted on ________________, 1996 and evidenced by that Option Agreement dated ___________________, 1996 to the extent of ______________ shares of the common stock of Einstein Bros. Bagels, Inc., at the option price of $1,436.14 per share. My check in the amount of $________________ in payment of the entire purchase price and tax withholding for these shares accompanies this letter.

         Please issue a certificate for these shares in the following name:

                         _____________________________
                         Name
                         _____________________________
                         Street Address
                         _____________________________
                         City/State/Zip


                                        Very truly yours,



                                        ______________________________
                                        Signature

                                        ______________________________
                                        Typed or Printed Name

                                        ______________________________
                                        Social Security Number